UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: December 16, 2010 (Date of earliest event reported)

The Student Loan Corporation (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11616 (Commission File Number)	16-1427135 (I.R.S. Employer Identification No.)

750 Washington Boulevard
Stamford, Connecticut (Address of principal executive offices)	06901 (Zip Code)

(203) 975-6320 (Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. Submission of Matters to a Vote of Security Holders

On December 16, 2010, The Student Loan Corporation (the “Company”) announced the final voting results for the Special Meeting of the Company’s Stockholders held on December 2, 2010 and adjourned and reconvened on December 16, 2010 (the “Special Meeting”).  At the Special Meeting the Company’s Stockholders approved the following proposals:

1.
The proposal to adopt a resolution authorizing the transactions contemplated by the Asset Purchase Agreement, dated as of September 17, 2010, by and among The Student Loan Corporation; Citibank, N.A.; Citibank (South Dakota) National Association; SLC Student Loan Receivables I, Inc.; SLM Corporation; Bull Run 1 LLC; SLM Education Credit Finance Corporation; and Sallie Mae, Inc.

Number of Shares
Votes in Favor	Votes Against	Abstain	Broker Non-Votes
19,161,199	81,911	275	0

2.
The proposal to adopt the Agreement and Plan of Merger, dated as of September 17, 2010, by and among The Student Loan Corporation, Discover Bank and Academy Acquisition Corp., a wholly owned subsidiary of Discover Bank, and approve the merger of Academy Acquisition Corp. with and into The Student Loan Corporation, with The Student Loan Corporation continuing as the surviving corporation and a wholly owned subsidiary of Discover Bank.

Number of Shares
Votes in Favor	Votes Against	Abstain	Broker Non-Votes
19,158,441	84,669	275	0

A copy of the related press release is being filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.                                                      Description

99.1                                                     Press Release, dated December 16, 2010, issued by
                                                                   The Student Loan Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE STUDENT LOAN CORPORATION

Date: December 17, 2010

By: /s/ Joseph P. Guage
Name: Joseph P. Guage
Title: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.                                                      Description

99.1                                                           Press Release, dated December 16, 2010,
                      issued by The Student Loan Corporation